UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

_________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAKTRONICS, INC.
331 32nd Avenue
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON WEDNESDAY, AUGUST 16, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Daktronics, Inc. (the “Company”) will be held at the Company’s headquarters, 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 16, 2006, at 7:00 p.m. Central Daylight Time, for the following purposes:

1.	To elect three Directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2009 or until their successors are duly elected;
2.	To approve the amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 60,000,000 shares to 120,000,000 shares;

3.	To ratify the appointment of Ernst & Young LLP, our independent registered public accounting firm for fiscal year 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only the shareholders of record of our common stock at the close of business on June 23, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by proxy either by phone, by Internet or by signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. See the instructions on the Proxy Card for your voting options. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Brookings, South Dakota
July 6, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General
        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Daktronics, Inc. (the “Company”) for use at our Annual Meeting of Shareholders to be held on Wednesday, August 16, 2006 at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

        These proxy solicitation materials, together with our fiscal year 2006 Annual Report to Shareholders, were mailed on or about July 6, 2006 to all shareholders entitled to vote at the Annual Meeting.

        In this Proxy Statement, “Daktronics”, “Company”, “registrant”, “we”, “us” and “our” refer to Daktronics, Inc.

Record Date
        Shareholders of record at the close of business on June 23, 2006 (the “Record Date”) are entitled to notice of and to vote at the meeting. As of the Record Date, there were 39,002,650 shares of our common stock outstanding and entitled to vote held by 495 shareholders of record.

Voting at the Annual meeting
        The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the 2006 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Each share is entitled to one vote on all matters submitted to a vote. However, with respect to the election of Directors, every shareholder shall have the right to cast a number of votes equal to the number of Directors to be elected at the Annual Meeting multiplied by the number of shares the shareholder is entitled to vote. Shareholders may cast all votes for one nominee or divide the votes as they choose among two or three nominees. Shares abstaining will be treated as not voted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Vote Requirements
        A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of directors.

        The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to approve the proposed amendment to our Amended and Restated Bylaws and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” these proposals.

How Votes are Submitted
        If the shares of our common stock are held directly in the name of the shareholder, he or she can vote on matters to come before the meeting as follows:

•	By completing, dating and signing the enclosed proxy and returning it to us in the enclosed postage-paid envelope; or
•	By written ballot at the meeting; or
•	By phone, by calling 1-800-690-6903; or
•	By Internet, at http://www.proxyvote.com.

        Shareholders whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. “Street name” shareholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

        Participants in our 401(k) Plan (the “Plan”) who hold our common stock in the Plan are entitled to instruct the trustee of the Plan how to vote their shares. Each participant will receive a voting instruction card to direct the trustee to vote his or her shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all other participants under the Plan.

Proxies
        All shares entitled to vote and represented by properly executed proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if they are not revoked before the vote as described below. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxies
                Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date, or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy).

        To be effective, any written notice of revocation or subsequent proxy must be received before the taking of the vote at the Annual Meeting.

Expenses of Solicitation
        All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our Directors, officers and employees may also solicit proxies in person or by telephone, e-mail, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Shareholder Proposals
         Shareholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, shareholder proposals must be received by us no later than March 8, 2007 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is instead sought to be presented directly at the 2007 Annual Meeting of Shareholders, management may vote proxies in its discretion if we: (a) receive notice of the proposal before the close of business on May 23, 2007 and advise shareholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (b) do not receive notice of the proposal before the close of business on May 23, 2007. Notices of intention to present proposals at the 2007 Annual Meeting of Shareholders should be addressed to Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
        Our Board of Directors currently consists of nine persons, divided into three classes serving staggered three-year terms of office. There are three Directors (Byron J. Anderson, Frank J. Kurtenbach, James A. Vellenga) whose terms expire at the 2006 Annual Meeting or until their successors are named, three Directors (James B. Morgan, John L. Mulligan, and Duane E. Sander) whose terms expire at the 2007 Annual Meeting or until their successors are named, and three Directors (Aelred J. Kurtenbach, Robert G. Dutcher, and Nancy D. Frame) whose terms expire at the 2008 Annual Meeting or until their successors are named. The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Mr. Anderson, Mr. F. Kurtenbach and Mr. Vellenga be nominated as the Directors to be elected at the 2006 Annual Meeting, and the Board of Directors has approved that recommendation.

Vote Required
        See “Procedural Matters – Vote Requirements” for a description of the votes required for election of Directors.

        The Board of Directors recommends a vote “For” the election of all nominees for the Directors named below.

Directors and Nominees for Director
         The following table sets forth the name, age and certain other information about each nominee for Director as of record are:

Name	Age	Principal Occupation	Committees Served On
Byron J. Anderson	62	Retired	Nominating and Corporate Goverance
			and Compensation
Frank J. Kurtenbach	68	Vice President	None
James A. Vellenga	71	President and Chief Executive Officer of	Audit and Compensation
		BSFX Corp.

        Byron J. Anderson is currently retired. Before his retirement, from 1999 to 2004 he served in various capacities at Agilent Technologies, Inc. most recently as Senior Vice President managing business groups located in the United States, Europe, Japan, and Asia, which included worldwide sales and service activities. Before working with Agilent, he held various senior positions with Hewlett-Packard Company ending his career there as a vice president responsible for a $1.5 billion business unit serving the communications industry. He holds an MBA from Harvard University and an electrical engineering degree from South Dakota State University. He has been a Director of the Company since 2005.

        Frank J. Kurtenbach joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division, which was expanded to include other products in 1981. He served as Sales Manager for the Company from 1982 through 1993, as a Director since 1984 and as Vice President, Sales since 1993. Mr. Kurtenbach has a M.S. degree in physical education and recreation from South Dakota State University. Aelred Kurtenbach and Frank Kurtenbach are brothers.

        James A. Vellenga was elected as a Director in 1997. He is currently the President and Chief Executive Officer of BSFX Corp., a company involved in the research of fibers for reinforcing concrete, and he has served in such capacity since early 2003. From 1988 to 2002, he held senior management positions with Aetrium, Inc. and UpTech Automation, Inc., both of which were involved in the design and development of integrated circuit test handlers. At Uptech Automation, Inc., he served as the Chief Executive Officer and Chairman of the Board. Before joining Aetrium, Inc. and UpTech Automation, Inc., Mr. Vellenga was a founder and Vice President of Operations of Lee Data Corporation. From approximately 1957 to 1979, he worked at Remington Rand, Univac, Control Data Corporation and Data 100 Corporation, where he was involved in the design and management of computer products. He holds a B.S. degree in electrical engineering from South Dakota State University.

        The identity of the remaining Directors and certain information about them as of the Record Date are set forth below:

        Robert G. Dutcher is the Chairman, President and Chief Executive Officer of Possis Medical, Inc., a publicly-held medical device company located in Minneapolis, Minnesota. Before joining Possis Medical in 1985, he was with Medtronics, Inc. for 12 years, most recently as Director of Research and Development. He previously worked in an engineering capacity for Control Data Corporation and Honeywell, Inc. Mr. Dutcher holds a B.S. degree in electrical engineering from South Dakota State University and an M.S. degree in electrical engineering from the University of Minnesota. He has been Director of the Company since 2002.

        Nancy D. Frame was Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she held from 1986 to 1999, when she retired. From 1976 to 1986, she held various positions in the legal profession, specializing in international trade and commercial law. She obtained her law degree from Georgetown University, Washington, D.C., and has been a Director of the Company since 1999.

        Aelred J. Kurtenbach, Ph.D. is a co-founder of the Company and has served as a Director and Chairman of the Board since its incorporation in 1968. He served as President of the Company until 1999, Chief Executive Officer until 2001, and Treasurer until 1993. Dr. Kurtenbach holds B.S., M.S. and Ph.D. degrees in electrical engineering from the South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

        James B. Morgan joined the Company in 1969 as a part-time engineer while earning his M.S. degree in electrical engineering from South Dakota State University. He became President and Chief Operating Officer of the Company in 1999 and Chief Executive Officer in 2001. He served as its Vice President, Engineering, with responsibility for product development, contract design, project management and corporate information systems, from 1976 to 1999. Mr. Morgan has also served as a Director of the Company since 1984.

        John L. Mulligan was elected as a Director in 1993. Since 1999, he has been employed as a Vice President and financial advisor with Morgan Stanley in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid-1993 and again from 1994 through 1998. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm that he founded. From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and a Director of American Western Corporation. Mr. Mulligan is also a certified public accountant.

        Duane E. Sander, Ph.D. is a co-founder of the Company and has served as a Director since its incorporation. He also served as Corporate Secretary from incorporation until 2001. Since 1999, he has been employed by the South Dakota State University Foundation as its Director of Special Projects. From 1990 to 1999, he served as Dean of Engineering at South Dakota State University, and he has taught electrical engineering courses and directed biomedical research projects since 1967.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees
        Members of the Board of Directors are kept informed regarding our business through discussions with the Chairman, the Chief Executive Officer, the Chief Financial Officer, and key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

        During fiscal 2006, the Board of Directors held four meetings (including regularly scheduled and special meetings), the Audit Committee met five times, the Compensation Committee met three times and the Nominating and Corporate Governance Committee met four times. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and committees, if any, upon which such directors served. The Board of Directors acted by unanimous written consent one time during the year.

Annual Meeting Attendance Policy
         As set forth in our Corporate Governance Guidelines, members of the Board of Directors are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings, shareholder meetings and meetings of Committees of the Board on which they serve.

Code of Conduct
        The Board of Directors has adopted our Code of Conduct, which applies to all of our employees, officers and Directors as provided in our Annual Report to Shareholders. Included in the Code of Conduct are ethics provisions that apply to our Chief Executive Officer, Chief Financial Officer, and all other financial and accounting management employees. Copies of the Code of Conduct are available on our website at http://www.daktronics.com.

Committees of the Board of Directors
        The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee. During fiscal year 2006, our Audit Committee consisted of Mr. Mulligan (Chairperson), Ms. Frame, and Mr. Vellenga. Each Audit Committee member satisfies the audit committee independence standards of The NASDAQ Stock Market. The Board of Directors has determined that Mr. Mulligan is qualified as an “audit committee financial expert,” as that term is defined in the applicable regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee appoints and provides for the compensation of the independent registered public accounting firm, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls. A copy of the Audit Committee’s Charter is included in the Proxy as Appendix A.

        Compensation Committee.    During fiscal year 2006, our Compensation Committee consisted of Mr. Roland J. Jensen (Chairperson and member until November 2005), Mr. Dutcher (Chairperson since November 2005), Mr. Anderson (since November 2005) and Mr. Vellenga. All of the Compensation Committee members satisfy the independence requirements of The NASDAQ Stock Market. The Compensation Committee annually reviews and acts upon the Chief Executive Officer’s compensation package, reviews compensation policy for the other employees, and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans.

        Nominating and Corporate Governance Committee.    During fiscal year 2006, our Nominating and Corporate Governance Committee (the “Nominating Committee”) consisted of Ms. Frame (Chairperson), Mr. Vellenga (through November 2005), Mr. Anderson (since November 2005) and Dr. Sander. All of the Nominating Committee members satisfy the independence requirements of The NASDAQ Stock Market. Our Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as Directors, develops and recommends to the Board of Directors corporate governance guidelines, and provides oversight with respect to corporate governance and ethical conduct. The responsibilities of the Nominating Committee are set forth in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating Committee’s Charter and our Corporate Governance Guidelines can be found on our website at http://www.daktronics.com.

        The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board of Directors:

Criteria for Nomination to the Board of Directors
        The Nominating Committee will consider the appropriate balance of experience, skills and characteristics required of members of the Board of Directors. Nominees will be selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytic inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties. The Nominating Committee will seek to insure that at least a majority of the Directors are independent under the rules of The NASDAQ Stock Market, that members of the Audit Committee meet the financial literacy requirements under the rules of The NASDAQ Stock Market, and that at least one member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

Shareholder Proposals for Nominees
        The Nominating Committee will consider written proposals from shareholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee in the care of our Corporate Secretary and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed in Schedule 14A under the Securities Exchange Act of 1934 (including appropriate biographical information); (b) other board memberships; (c) such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director, if elected; (d) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such shareholder(s); and (e) a statement as to the qualifications of the nominee. Shareholder proposals should be submitted by the March 8, 2007 deadline described under the caption, “Procedural Matters – Procedure for Submitting Shareholder Proposals” above.

        The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a shareholder. To date, we have not received any shareholder proposals to nominate a Director.

Process for Identifying and Evaluating Nominees
        The process for identifying and evaluating nominees to the Board of Directors will be initiated by identifying candidate(s) who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and others to the extent determined by the Nominating Committee. These candidate(s) will be evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualifications and, if necessary, by checking references. Qualified nominees shall meet with at least one member of the Nominating Committee and with at least one other member of the Board. The Nominating Committee will decide which of the prospective candidates to recommend to the Board for selection as nominees to be presented for the approval of the shareholders or for appointment to fill a vacancy.

Board Nominees for the 2006 Annual Meeting
        The nominees for this Annual Meeting, Byron J. Anderson, Frank J. Kurtenbach and James A. Vellenga, were selected by the Board of Directors as a whole in May 2006.

Board of Directors' Evaluation
        On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board of Directors and its Committees are functioning effectively. The results of this process are reported to the Board for discussion.

How to Contact the Board of Directors
        Shareholders wishing to contact our Directors may do so by writing to them at the following address: Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006. All letters received will be forwarded to the Directors.

Director Compensation
        Throughout our fiscal year 2006, each non-employee Director received, for his or her services as a Director, a retainer of $4,000 and $2,500 for each meeting attended in person. During this same period, the Chairperson of the Audit Committee received a $4,000 retainer, while the other members of the Audit Committee received a retainer of $2,000. The Chairpersons of the Compensation Committee and the Nominating Committee received a retainer of $2,000, while the other members of these Committees each received a retainer of $1,000. All non-employee Directors also received reimbursement of all out-of-pocket expenses incurred in attending meetings.

        Non-employee Directors also receive stock options under the Company’s 2001 Outside Directors Stock Option Plan upon their election to the Board of Directors. The exercise price of options granted under the 2001 Outside Directors Stock Option Plan is equal to the per share fair market value of our common stock on the date of grant as determined by the Board of Directors. In August 2005, Mr. Dutcher and Ms. Frame each received under the 2001 Outside Directors Stock Option Plan options to purchase 8,000 shares for each of the three years of their term, for a total of 24,000 shares. The options are subject to vesting restrictions and have an exercise price of $10.633 per share. Also in November 2005, Mr. Anderson received under the same plan options to purchase 8,000 shares, which have an exercise price of $13.595 and are subject to certain vesting restrictions. All share and price per share amounts herein have been adjusted to reflect the two-for-one stock split declared by the Board of Directors on May 25, 2006.

PROPOSAL TWO
APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES FROM 60,000,000 TO 120,000,000

Background of Proposal
        Under South Dakota law, we may issue shares of our common stock only to the extent such shares have been authorized for issuance under our Amended and Restated Articles of Incorporation (the “Articles”). The Articles currently authorize the issuance of up to 55,000,000 shares of common stock, no par value, as well as up to 5,000,000 shares of undesignated shares, for a total of 60,000,000 shares. As of the Record Date, 39,002,650 shares of common stock were issued and outstanding. We had 20,997,350 shares available for future issuance. In addition, as of the Record Date, options to acquire approximately 3,292,000 shares of common stock were outstanding and approximately 1,180,000 shares were available for future grant under our 2001 stock option plans. Accordingly, we believe that we lack sufficient shares for various corporate purposes such as stock dividends, stock splits, to raise additional capital through the sale of equity securities, to acquire other companies or their assets, to establish strategic relationships with corporate partners, and to provide equity incentives to employees and officers. Therefore, the Board of Directors believes it is in the best interests of the Company and our shareholders that shares of stock be available for such purposes and, accordingly, the Board of Directors approved, subject to shareholder approval, an amendment to our Articles to increase the number of shares authorized for issuance from 60,000,000 to 120,000,000, each without par value, consisting of 115,000,000 shares of common stock and 5,000,000 undesignated shares.

Purpose of the Amendment to the Articles
        The purpose of this proposed amendment to our Articles is to authorize additional shares of common stock that will be available for issuance under the stock option plans and for other corporate purposes. The Board of Directors has no current intention to grant additional options beyond those currently authorized or to enter into any of the transactions described above but may grant such additional options or issue such additional shares as the Board of Directors determines to be appropriate if this amendment is approved by the shareholders.

Other Effects of Amendment to the Articles
        The increase in authorized common stock (and the total number of capital shares that may be issued) will not have any other immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, may be dilutive to the existing shareholders. The holders of our common stock have no preemptive rights, and the Board of Directors has no plans to grant such rights with respect to any such shares.

        The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult and, therefore, less likely. Any such issuance of additional stock may dilute the earnings per share and book value per share of outstanding shares of common stock, and such additional shares may be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

        The Board of Directors is not currently aware of any attempt to take over or acquire us. Although it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of authorized shares of common stock is not prompted by any specific effort or takeover threat currently perceived by us.

Form of Amendment
        If this amendment is approved by the shareholders, Article Four, Subsection 4.1 of our Amended and Restated Articles of Incorporation will be amended to read in its entirety as follows:

The aggregate number of shares of stock which the corporation shall have the authority to issue shall be one hundred twenty million (120,000,000) shares, each without par value, and which shall consist of one hundred fifteen million (115,000,000) shares of common stock and five million (5,000,000) shares of undesignated stock. The Board of Directors of the corporation is authorized to establish from the shares of undesignated stock, by resolution adopted and by articles of amendment filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to, designation as additional shares of common stock), and to fix the relative rights and preferences of each such class or series.

Vote Required
        Approval of this proposal requires the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting assuming a quorum is present.

        The Board of Directors recommends a vote “FOR” the approval of the Amendment to our Amended and Restated Articles of Incorporation.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for fiscal year 2007 and recommends that the shareholders vote for ratification of such appointment.

        Ernst & Young LLP has audited our financial statements since fiscal year 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required
        Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting assuming a quorum is present. If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection.

        The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending April 28, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of common stock as of June 23, 2006, the Record Date, by each of our Directors, by each executive officer named in the Summary Compensation Table, by all Directors and executive officers as a group, and by each shareholder who is known by us to own beneficially more than 5% of our outstanding common stock. All share amounts have been adjusted for the two-for-one stock split declared on May 25, 2006.

		Amount and Nature of	Percent of
Name and Address of Beneficial Owners	Note	Beneficial Ownership(1)(2)	Outstanding Shares(3)
Beneficial owners of more than 5% of the common stock
Daktronics Inc. 401(k) Plan(4)		1,724,302	4.3%
Independence Investments LLC(16)		2,406,260	6.0%
Named Officers and Directors:
Dr. Aelred J. Kurtenbach(4)	(5)	2,892,416	7.2%
James B. Morgan	(6)	1,683,294	4.2%
Frank J. Kurtenbach	(7)	951,625	2.4%
Byron J. Anderson		–	*
Robert G. Dutcher	(8)	44,000	*
Nancy D. Frame	(9)	84,000	*
John L. Mulligan	(10)	64,000	*
Dr. Duane E. Sander	(11)	1,160,992	2.9%
James A. Vellenga	(12)	100,000	*
William R. Retterath	(13)	51,075	*
Reece A. Kurtenbach	(14)	295,636	*
Bradley T. Wiemann	(15)	154,528	*
All Directors and executive officers as a group
(12 persons)		7,481,566	18.7%

_________________
*	Less than 1%.
(1)

For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after June 23, 2006.

(2)

The Common Stock held by the Daktronics, Inc. 401(k) (the "Plan") and allocated to the Plan participants are voted by the trustee of the Plan, according to the instructions of the Plan participants. Shares held by the Plan are as of the most recent statement date of June 21, 2006.

(3)	Based on 39,002,650 shares of common stock outstanding as of June 23, 2006.
(4)	Address is 331 32nd Avenue, Brookings, South Dakota 57006.
(5)	Includes (i) 299,504 shares issuable pursuant to currently exercisable stock options, and (ii) 1,334,460 shares owned by spouse.
(6)	Includes (i) 215,200 shares issuable pursuant to currently exercisable stock options, (ii) 36,564 shares held through the Plan and (iii) 4,640 shares held by his children.
(7)	Includes (i) 5,200 shares issuable pursuant to currently exercisable stock options, (ii) 204 shares held through the Plan and (iii) 231,040 shares held by his spouse.
(8)	Includes 44,000 shares issuable pursuant to exercisable stock options.
(9)	Includes 44,000 shares issuable pursuant to exercisable stock options.
(10)	Includes 40,000 shares issuable pursuant to exercisable stock options.
(11)	Includes (i) 88,000 shares issuable pursuant to exercisable stock options, (ii) 477,264 shares held by his spouse and (iii) 573,404 held in trust for the benefit of Dr. Sander.
(12)	Includes 72,000 shares issuable pursuant to exercisable stock options.
(13)	Includes (i) 38,800 shares issuable pursuant to exercisable stock options and (ii) 6,820 shares held through the Plan.
(14)	Includes (i) 102,800 shares issuable pursuant to exercisable stock options, (ii) 15,854 shares held through the Plan and (iii) 32,000 shares held by his children.
(15)	Includes (i) 95,200 shares issuable pursuant to exercisable stock options, (ii) 22,932 shares held through the Plan and (iii) 400 shares held by his spouse.
(16)	Based on information provided by NASDAQ regarding ownership interest as of March 31, 2006. The address is 53 State Street, Boston, Massachusetts 02109.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth certain information regarding the total compensation earned or awarded for each of the last three completed fiscal years to the Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”) whose annual salary and bonus was at least $100,000 for fiscal year 2006:

			Summary Compensation Table

						Long-Term
			Annual Compensation			Compensation
					Other	Awards	All
Name and Principal	Fiscal				Annual	Securities	Other
Position	Year	Salary		Bonus(1)	Compensation(2)	Underlying Options(4)	Compensation(3)
James B. Morgan	2006	$260,369	$	88,000	5,387	14,000	6,097
Chief Executive Officer,	2005	257,450		76,176	3,778	16,000	8,970
President and Director	2004	253,039		64,350	3,778	20,000	2,683

Dr. Aelred J. Kurtenbach	2006	$150,050		37,500	6,256	–	16,898
Chairman of the Board and	2005	148,127		33,424	5,409	–	16,009
Director	2004	150,050		37,500	5,409	–	10,664

William R. Retterath	2006	$153,235		45,850	6,307	14,000	–
Chief Financial Officer	2005	147,668		38,794	4,620	14,000	–
	2004	142,475		36,501	4,621	20,000	–

Bradley T. Wiemann	2006	$134,993		32,625	4,683	10,000	–
Vice President	2005	133,568		31,134	5,371	10,000	–
	2004	99,808		30,420	4,399	12,000	–

Reece A. Kurtenbach	2006	$139,511		33,150	5,631	10,000	–
Vice President	2005	134,450		32,318	5,026	10,000	–
	2004	122,519		28,650	4,675	12,000	–

(1)	Reflects bonus earned during the fiscal year.
(2)	Consists of match of employee contributions under our 401(k) Plan.
(3)	Consists of amounts credited to such person's deferred compensation agreement for the year.
(4)	All share amounts have been adjusted to reflect the two-for-one stock split declared by the Board of Directors on May 25, 2006.

        The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended April 29, 2006:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)
Name	Granted(2)(3)	in Fiscal Year	Share	Date	5%	10%
James B. Morgan	14,000	3.37	13.595	11/17/15	$119,698	$303,337
William R. Retterath	14,000	3.37	13.595	11/17/15	119,698	303,337
Reece A. Kurtenbach	10,000	2.41	13.595	11/17/15	85,498	216,669
Bradley T. Wiemann	10,000	2.41	13.595	11/17/15	85,498	216,669
Aelred J. Kurtenbach	–	–	–	–	–	–

_________________

(1)

The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the SEC and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of our common stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2)

Represents options granted under the 2001 Incentive Stock Option Plan at an exercise price equal to the fair market value on the date of grant. Each option has the following terms: maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company; vesting over a five-year period (20% of grant vests one year from date of grant and the 80% vesting pro rata annually over the following four years).

(3)	All share amounts and per share prices have been updated to reflect the two-for-one stock split declared by the Board of Directors on May 25, 2006.

        The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal year 2006 and the number of shares subject to both exercisable and unexercisable stock options as of April 29, 2006. Also reported are values for unexercised “in-the-money” options, exercise prices of outstanding stock options, and the fair market value of our common stock as of April 29, 2006.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
James B. Morgan	80,000	$ 760,100	215,200	50,800	$ 3,532,860	$ 474,110
Aelred J. Kurtenbach	56,496	383,101	299,504	4,000	5,253,077	63,360
William R. Retterath	–	–	38,800	49,200	524,540	463,270
Reece A. Kurtenbach	–	–	102,800	34,800	1,679,362	332,672
Bradley T. Wiemann	12,000	212,171	103,200	34,800	1,656,199	332,672

_________________

(1)

The value of unexercised in-the-money options is based on the closing price of our common stock on April 28, 2006 (the last trading day of fiscal 2006) quoted on The NASDAQ Global Stock Market of $19.61 minus the exercise price, multiplied by the number of shares underlying the options.

(2)	All share amounts and per share prices have been updated to reflect the two-for-one stock split declared by the Board of Directors on May 25, 2006.

Securities Authorized for Issuance Under
Equity Compensation Plans

        The following table sets forth certain information as of April 29, 2006 with respect to our equity compensation plans.

Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities	Weighted-average	equity compensation
	to be issued upon exercise	exercise price of	plans (excluding
	of outstanding projects,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column a)

	(a)	(b)	(c)
Equity compensation plans
approved by security holders:
Incentive Stock Option Plans(1)	2,917,808	$ 6.230	718,140
Outside Director Stock Option Plans (5)	368,000	$ 6.935	408,180
Stock Purchase Plan(2)	Not applicable	Not applicable	805,948

Equity compensation plans
not approved by security holders:
Warrants(3)	26,728	$ 3.155	–

Total	3,312,536	$ 6.285	1,932,268

(1)	Consists of the 2001 Incentive Stock Option Plan and the 1993 Incentive Stock Option Plan as described in the section of the Proxy Statement entitled "Report of the Compensation Committee.“
(2)	Under the Employee Stock Purchase Plan, shares are acquired at the time of investment by the participating employees at the applicable discount.
(3)	Consists of warrants issued in connection with an acquisition in a prior year.
(4)	All share amounts and per share prices have been updated to reflect the two-for-one stock split declared by the Board of Directors on May 25, 2006.
(5)	Consists of the 2001 Outside Directors Stock Option Plan and the 1993 Outside Directors Stock Option Plan as described in the section of the proxy statement entitled “Director Compensation.“

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee")of the Board of Directors is responsible for establishing compensation policy and administering the compensation program of our Chief Executive Officer and other executive officers. The Committee is comprised of three non-employee Directors, as appointed by the Board, and each satisfies the independence requirements of The NASDAQ Stock Market. The Committee meets periodically to review executive compensation, the design of compensation programs, stock option programs, succession planning and the individual salary and awards for the Chief Executive Officer and other executive officers. The purpose of this report is to inform our shareholders of our compensation policies and the rationale for the compensation paid to our Chief Executive Officer and other executive officers in fiscal year 2006.

Compensation Philosophy
        Our compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and continued growth. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to our performance. The Committee believes it is in the best interests of the shareholders to reward executives when our performance objectives are achieved and to provide less compensation when these objectives are not met. Therefore, a portion of executive compensation is comprised of “at risk” incentives.

Cash Compensation
        Our compensation philosophy is to target executive salaries at a competitive rate as compared to comparable positions within the region for similar sized companies. Our performance as a whole for the fiscal year is also considered. Compensation plans are reviewed annually.

        The Committee reviewed base salaries for executive officers at various times throughout the year. Based on the Committee’s recommendation, the Board established the salary for Aelred J. Kurtenbach, who is employed one-half time, at $12,500 per month; James B. Morgan, Chief Executive Officer, at $22,000 per month; and William R. Retterath, Chief Financial Officer, at $13,100 per month. The Committee also reviewed and established the base salaries for other executive officers.

        For the fiscal year ended April 29, 2006, the Committee approved a formula-based performance cash bonus plan for certain executive officers, consisting of one month’s salary if after tax-earnings exceed 13% of shareholders’ equity at the beginning of the fiscal year, and increasing linearly with performance to a maximum bonus if after-tax earnings exceed 19% of beginning shareholders’ equity. The maximum amount of the cash bonus for Dr. Kurtenbach was equal to three months’ salary, for Mr. Morgan was equal to four months’ salary, and for Mr. Retterath was equal to 3.5 months’ salary. Other executive officers are eligible for the same bonus noted above at a maximum rate of 1.5 months’ salary (three months’ salary in the case of Mr. F. Kurtenbach) plus a discretionary bonus as determined by our Chief Executive Officer, which, in total, shall not exceed three months’ salary. For the year ended April 29, 2006, the executive officers earned 100% of the maximum amount payable under the cash bonus plan. These cash bonuses are set forth under the column entitled “Annual Compensation – Bonus” in the Summary Compensation Table included in this Proxy Statement.

Equity Based Compensation
        In August 2001, the shareholders approved the Daktronics 2001 Incentive Stock Option Plan (the “Option Plan”). The Compensation Committee determines awards under the Option Plan for executive officers and approves awards for other employees based in part upon the recommendation of our Chief Executive Officer.

        In November 2005, the Committee approved the allotment of 359,700 shares for the granting of stock options to our employees, with the shares to be allotted as follows: 14,000 shares to Mr. Morgan; 14,000 shares to Mr. Retterath; 10,000 shares each to Mr. R. Kurtenbach and Mr. Wiemann; and 309,800 shares to selected employees as determined by James Morgan. No options were awarded to Aelred Kurtenbach or Frank Kurtenbach.

        The Committee’s basis for these awards was our financial performance, as measured in increased net sales and results of operations over the last three fiscal years, the Committee’s review of awards by comparable companies and by us in previous years, and individuals’ performances. The terms of these options, including duration and vesting, were similar to that of comparable companies.

        The exercise price per share of these options was established as the average between the high and low reported sale prices for our common stock on the grant date of November 17, 2005, which was $13.61. Subject to accelerated vesting upon a change in control of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 17, 2006.

Compensation of Chairman and the Chief Executive Officer
        Aelred Kurtenbach has been employed one-half time and served as Chairman of the Board since stepping down as Chief Executive Officer in November 2001. James Morgan has served as our President and Chief Executive Officer since November 2001. Their respective compensation for the past three years is shown in the Summary Compensation Table. The factors discussed below in “Base Salary,” “Annual Incentive Bonus,” “Stock Options” and “Deferred Compensation Arrangements” were considered in establishing the amount of Dr. Kurtenbach’s and Mr. Morgan’s base salary, cash bonus and stock option grant during the past fiscal year.

Executive Officer Compensation Program
        The key components of our executive officer compensation program are base salary, annual incentive bonus and long-term incentives, including stock options and in some cases deferred compensation arrangements. These elements are described below. In determining compensation, the Committee considers all elements of an executive’s compensation package.

        Base Salary.    The Committee annually reviews the base salary of the Chief Executive Officer and other executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, and internal equity and salary levels for comparable positions within the region for similar sized companies. In determining any base salary increase for the Chief Executive Officer, the Compensation Committee also considers strategic planning, team building and operating results. The Compensation Committee, in consultation with the Chief Executive Officer, annually reviews the base salary of the other executive officers based on the same criteria.

        Annual Incentive Bonus.    The purpose of our annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers and key managers who achieve performance goals established by the Committee. The Committee recommends to the Board, and the independent directors of the Board determines, the annual incentive bonus of the Chairman of the Board, Chief Executive Officer and Chief Financial Officer. The Committee, in consultation with the Chief Executive Officer, determines the annual incentive bonus of the other executive officers. The annual incentive bonus is described above under the heading “Cash Compensation.”

        Stock Options.    Long-term performance incentives are provided to our employees and non-employee Directors through our Option Plan and our 2001 Outside Directors Stock Option Plan. These plans are administered by the Committee, which is authorized to award stock options to our employees, our non-employee Directors, and certain advisors and consultants. At least annually, the Committee considers whether awards will be made to executive officers. Such awards are based on the scope and complexity of the position, competitive compensation data, the maintenance of our stock at target share prices, our performance over the past three fiscal years and total options granted to an employee in the past. The Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. Options granted to executive officers vest immediately upon the occurrence of a change in control, as defined in the Option Plan.

        Deferred Compensation Arrangements. The purpose of our deferred compensation arrangement is to reward certain executive officers who were employed by us as of August 1990 with a deferred compensation plan. The plan is designed to fund annual payments upon retirement based on the value of amounts credited to such person’s account. The Committee administers these plans and approves on an annual basis the amounts credited to each participant’s account. The amount credited is equal to the interest earned on the account at a rate equal to the five-year United States Treasury Note rate as of the first day of the plan year.

        401(k) Plan.  Our Daktronics, Inc. 401(k) Plan (the “Plan”) was effective in 1992. The Plan is intended to be a qualified retirement plan under Section 401 of the Internal Revenue Code of 1986 so that contributions by employees or by us to the Plan, and income earned thereon, are not taxable to employees until they are withdrawn from the Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding), and so that contributions by us, if any, will be deductible when made. The purpose of the Plan is to enable eligible employees of the Company, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit-sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability or other termination of employment. The Plan is for the exclusive benefit of eligible employees and their beneficiaries.

        There are two components to the Plan – a 401(k)-type component and a profit-sharing component. Under the 401(k) component, employees may contribute up to maximum amount as set by the Internal Revenue Service, subject to a federally imposed annual maximum, which is currently $13,000. We may provide additional matching contributions as a percent of compensation or as a match of employee contributions and other discretionary contributions. The Plan trustee, at the direction of each participant, invests funds in any of the available investment options. For the fiscal year ended April 29, 2006, we contributed approximately $1.3 million on behalf of employees under this component of the Plan, including amounts accrued at the end of the fiscal year. Amounts contributed by us under the Plan on behalf of the Named Executive Officers are set forth in the Summary Compensation Table under the heading “Annual Compensation – Other Annual Compensation.”

        Employee Stock Purchase Plan.    Our Employee Stock Purchase Plan (the “Purchase Plan”) was approved by the shareholders at the 2002 Annual Meeting and became effective on November 1, 2002. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire an interest in our Company through the purchase of our common stock and thus to develop a stronger incentive to work for our continued success. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code. The Purchase Plan is administered by the Committee.

        Any of our employees or, subject to approval by the Board of Directors, any employees of our subsidiaries, are eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as on the first day of such Purchase Period, the employee is customarily employed at least 20 hours per week and has been continuously employed for the six months prior to the beginning of the Purchase Period. “Purchase Period” means each of the six-month periods beginning May 1 and November 1 of each year.

        Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified percentage ranging from 0% to 15% of the employee’s gross cash compensation. We currently have approximately 1,680 employees who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by us as part of our general assets until the end of the Purchase Period and will be used to purchase our common stock as of the last day of the Purchase Period at a price equal to 85% of the lesser of the fair market value of a share of common stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of common stock. Any amount not used to purchase shares of common stock will be refunded to the participant in cash.

        Shares of common stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the shares of common stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

        No more than $25,000 in fair market value (determined on the first day of the respective Purchase Periods) of shares of common stock may be purchased under the Purchase Plan by any participant in each calendar year.

Compensation Committee Interlocks and Insider Participation
         During fiscal year 2006, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or our Compensation Committee. Dr. Sander was a part-time employee during the Company’s early years. Through fiscal year 2001, he served as Corporate Secretary of the Company but was not an employee or executive officer of the Company.

COMPENSATION COMMITTEE

Robert G. Dutcher, Chairperson
Byron J. Anderson
James A. Vellenga

REPORT OF THE AUDIT COMMITTEE

        The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is included in this Proxy as Appendix A. The Audit Committee will review the Audit Committee Charter in light of any new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices. Each of the members of the Audit Committee meets the independence requirements of The NASDAQ Stock Market.

        Management has the primary responsibility for our system of internal controls and our financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on our financial statements based on an audit conducted in accordance with generally accepted auditing principles. The Audit Committee has the responsibility to monitor and oversee these processes.

        In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended April 29, 2006, the Audit Committee:

•	Reviewed and discussed the audited financial statements with our management;
•

Discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 (Communications with Audit Committees);

•

Reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3600T of the Public Accounting Oversight Board (PCAOB), which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed with the auditors their independence; and concluded that the services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	Discussed with Ernst & Young LLP, the audit and assessments, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002;
•

Based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 29, 2006 filed with the SEC; and

•	Instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

        The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters.

AUDIT COMMITTEE

John L. Mulligan, Chairperson
Nancy D. Frame
James A. Vellenga

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has been the independent registered public accounting firm that has audited our consolidated financial statements since fiscal year 2003. In accordance with its standing policy, Ernst & Young LLP will periodically change the personnel who work on the audit.

        In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services to us during the fiscal year-ended April 29, 2006. These non-audit services were approved by the Audit Committee by unanimous consent in advance of their performance at various times during the year. The aggregate fees billed for each of the fiscal years ended April 29, 2006 and April 30, 2005 for each of the following categories of services are set forth below:

	Fiscal Year Ended

Fee Category	April 29, 2006	April 30, 2005

Audit Fees (1)	$344,577	$408,263
Audit-Related Fees (2)	24,200	16,200
Tax Fees (3)	–	6,664
All Other (4)	1,589	1,589

Total Fees	$370,366	$432,716

_________________

(1)	Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings..
(2)	Audit–related fees consisted primarily of the annual audit of our 401(k) plan..
(3)	Tax fees included foreign tax compliance fees and fees for various consulting services provided in connection with our international expansion and business.
(4)	Other fees consist of fees paid for online research tools.

PERFORMANCE GRAPH

        Our common stock is quoted on The NASDAQ Global Market under the symbol "DAKT." The following graph shows changes during the period from May 1, 2001 to April 29, 2006 in the value of $100 invested in: (1) our common stock; (2) The NASDAQ Stock Market Index for U.S. companies; and (3) the Standard and Poor's 600 Index for Electronic Equipment Manufacturers. The values of each investment as of the dates indicated are based on share prices plus any dividends in cash, with the dividends reinvested on the date they were paid. The calculations execlude trading commissions and taxes.

	Base Period	Index Returns Fiscal Years Ending

Company / Index		April 27, 2002	May 3, 2003	May 1, 2004	April 30, 2005	April 29, 2006

Daktronics, Inc.	100	79.40	126.01	182.23	174.76	338.32
NASDAQ U.S. Index	100	80.41	70.22	91.86	92.16	111.39
S&P 600 Electronic Equipment Manufacturers	100	100.99	78.84	112.88	97.16	132.90

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities (“10% Shareholders”) file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports of change in ownership on Form 4 or Form 5. Such Directors, executive officers and 10% shareholders are also required by rules of the SEC to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such forms submitted to us or written representations from certain reporting persons, we believe all required reports were filed on a timely basis during 2005.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

        We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we are delivering only one copy of our Annual Report and this Proxy Statement to multiple shareholders of the Company who share the same address unless we have received contrary instructions from the affected shareholder. Each shareholder, however, will continue to receive individual proxy cards or voting instruction cards. In addition, some banks, brokers and other intermediaries may be participating in this practice of “householding” our Proxy Statement and Annual Report. This practice benefits both the Company and its shareholders because it reduces the volume of duplicate information received at a shareholder’s house and helps reduce the company’s expenses.

        Shareholders that have previously received a single set of disclosure documents may request their own copy this fiscal year or in future years by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of the Annual Report and the Proxy Statement to any shareholder upon written request sent to Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 697-4000.

AVAILABLE INFORMATION

        The Annual Report to Shareholders for the year ended April 29, 2006, including financial statements, is being mailed with this Proxy Statement. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

        Any person whose proxy is solicited by this Proxy Statement will be provided, upon request and without charge, with a copy of our Annual Report on Form 10-K for the fiscal year ended April 29, 2006. Please submit such requests to Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006, Attention: Investor Relations, or by calling (605) 697-4000.

ADDITIONAL MATTERS

          As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the Annual Meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of common stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Appendix A
AUDIT COMMITTEE CHARTER
Adopted by the Board of Directors of Daktronics, Inc.
(as Amended and Restated effective May 22, 2003)

1.     Purpose.

        The purpose of the Committee shall be to assist the Board in its oversight responsibilities to the shareholders, potential shareholders, the investment communities and others relating to the integrity of the financial statements and related filings of the company, of the company’s compliance with ethics policies, legal and regulatory requirements, of the independence and qualifications of the independent auditor, of the performance of the company’s independent auditors and the company’s systems of internal accounting and financial controls.

2.     Composition.

        The Audit Committee (“Committee”) of the Board of Directors (“Board”) of Daktronics shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. All members of the Committee shall be independent directors in accordance with all applicable rules and regulations including those of the Securities & Exchange Commission (“SEC”) and The NASDAQ Stock Market, Inc. (“Nasdaq”) as amended or supplemented from time to time. Furthermore, all members shall meet experience requirements of the SEC and Nasdaq, and shall have sufficient finance, accounting and legal experience and ability to enable them to discharge their responsibilities at the time of their appointment to the Committee and at least one member shall be a financial expert. The Chairman of the Audit Committee shall be appointed by the Board.

3.     Functions.

        In furtherance of this purpose, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company and shall have the following authority and responsibilities:

         3.1)        To discuss with management and the independent auditor the annual audited financial statements and interim quarterly financial statements and related SEC filings, including matters required to be reviewed under applicable legal, regulatory or other applicable requirements.

         3.2)        To discuss with management and the independent auditor, as appropriate, earnings press releases, financial information and earnings guidance provided to analysts and the public prior to dissemination.

         3.3)        To exercise it’s sole authority and responsibility to select, evaluate and if necessary replace the independent auditor, whose purpose is to examine the company’s accounts, controls and financial statements. The committee may recommend their selection of independent auditors for shareholder ratification. In connection with the annual selection of the independent auditor, the Committee will discuss with the independent auditors, the overall scope and plans for their audit, including adequacy of staffing and compensation. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the company by the company’s independent auditor as well as certain services provided by other auditing firms except that the Committee shall not approve the engagement of the independent auditor to perform services not allowed under then current laws or regulations.

         3.4)        To ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (as may be modified or supplemented). Also responsible for engaging in an active dialog with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking any appropriate action to oversee the independence of the outside auditors.

         3.5)        To discuss with the independent auditors the matters required to be communicated to audit committees in accordance with AICPA SAS 61, as amended by SAS 90, relating to the conduct of the audit and to the scope and results of the audit that may assist the committee in overseeing the financial reporting and disclosure process for which management is responsible.

         3.6)        To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the company’s risk assessment and risk management policies, including the company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

         3.7)        To review with management and the independent auditors, the company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the company’s financial statements, including alternatives to, and the rationale for, the decisions made. The committee shall also review related SEC filings including disclosures beyond the basic financial statements and notes thereto.

         3.8)        To review, with the Chief Executive Officer, the Chief Financial Officer, independent auditors or such others as the Committee deems appropriate, the company’s internal system of controls and management’s assessment of responsibility for creating and maintaining adequate internal controls and its assessment of the effectiveness of, as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion of the adequacy of those controls.

         3.9)        To review any significant litigation, regulatory proceedings or other legal matters in which the company is or may be involved, including related disclosure and reporting issues.

         3.10)      To prepare and publish an annual audit committee report.

         3.11)     To establish, monitor and periodically review policies for the hiring of current employees or former employees of the company’s independent auditor.

         3.12)      To establish and periodically review, at least annually, whistleblower policies and procedures for the receipt of complaints or concerns relating to accounting, internal financial and accounting controls and auditing matters and review confidential information submitted by employees relating to questionable accounting or auditing matters, in accordance with applicable rules and regulations; and review and update such policies no less than annually.

         3.13)      To establish and periodically review a Code of Ethics regarding financial and accounting matters for the Company’s senior management.

         3.14)      To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct. The Committee shall meet separately at least quarterly with management and with the company’s independent auditors which shall include separate meetings with the independent auditors and as determined with management.

4.     Meetings, Reports and Resources.

        The Committee shall meet at least quarterly with management and with the company’s independent auditors which shall include separate meetings with the independent auditors. The Committee may also meet privately with management as it determines necessary.

        The Committee shall have authority to retain such outside counsel, experts and other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms for such advisors.

        The Committee shall report to the Board and communicate its recommendations to the Board after each Committee meeting. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

        The Committee shall communicate with the Chief Executive Officer on the evaluation of the Chief Financial Officer and his/her staff. It shall also work closely with, but independently of the Chief Executive Officer and the Chief Financial Officer and their respective staffs.